Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-275828, No. 333-181020, No. 333-188950, No. 333-205102, No. 333-208149, No. 333-234417 and No. 333-257095) of Trilogy Metals Inc. of (i) our report dated February 8, 2024, relating to the consolidated financial statements of Trilogy Metals Inc., and (ii) our report dated February 8, 2024 relating to the financial statements of Ambler Metals LLC, which appear in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
Chartered Professional Accountants
Vancouver, Canada
February 8, 2024